UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2020

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Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

 N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BYD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K of Boyd Gaming Corporation (the “Company”) filed with the Securities and Exchange Commission on August 11, 2020 (the “Initial Form 8-K”). The purpose of this Form 8-K/A is to correct typographical errors on Schedule A, “Revolving Commitments and Term A Loans after Giving Effect to the Reallocation,” included in Exhibit 10.1 of the Initial Form 8-K.  The corrected Schedule A is provided as Exhibit 10.2 to this filing.  No other changes have been made to the Initial Form 8-K other than the change described above.

Item 1.01.     Entry into a Material Definitive Agreement.

On August 6, 2020, the Company entered into that certain Amendment No. 4 (the “Amendment”) among the Company, certain direct and indirect subsidiary guarantors of the Company (the “Guarantors”), Bank of America, N.A., as administrative agent and letter of credit issuer, Wells Fargo Bank, National Association as swing line lender, Barclays Bank PLC as a replacement lender (the “Replacement Lender”) and certain other financial institutions party thereto as lenders.  The Amendment modifies that certain Third Amended and Restated Credit Agreement (as amended prior to the execution of the Amendment, the “Existing Credit Agreement” and as amended by the Amendment, the “Credit Agreement”), dated as of August 14, 2013, among the Company, Bank of America, N.A., as administrative agent and letter of credit issuer, Wells Fargo Bank, National Association as swing line lender, and certain other financial institutions party thereto as lenders.

The Amendment provides for (i) certain amendments to the covenants and other provisions of the Existing Credit Agreement as described in the Amendment, (ii) an extension of the maturity dates of the Company’s existing revolving credit facility and term loan A facility and (iii) a replacement of non-consenting lenders with the Replacement Lender and consenting lenders and a reallocation of a portion of the term loan A facility to commitments under the revolving credit facility.  Upon effectiveness of the Amendment, (i) the term loan A facility will have quarterly amortization payments equal to 5% per annum, increasing to 10% per annum for the fiscal quarters ended June 30, 2021 and September 30, 2021 and 20% per annum for the fiscal quarters ended December 31, 2021 and thereafter and (ii) both facilities will mature on September 15, 2023, provided that if the maturity date of the Company’s existing term loan B facility is not extended, then such facilities will mature 91 days before the maturity date of the term loan B facility.  The existing revolving credit facility and term loan A facility will remain “Covenant Facilities” under the Credit Agreement and will be subject to minimum interest coverage ratio, maximum total leverage ratio and secured leverage ratio financial covenants as set forth in the Credit Agreement.  The effectiveness of the extension of the revolving credit facility and term loan A facility, the replacement of the non-consenting lenders with the Replacement Lender and consenting lenders and the reallocation of a portion of the term loan A facility to commitments under the revolving credit facility is subject to the satisfaction of certain flood insurance conditions as set forth in the Amendment.

A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1**
Amendment No. 4, dated as of August 6, 2020, among the Company, the Guarantors, Bank of America, N.A., as administrative agent and letter of credit issuer, Wells Fargo Bank, National Association as swing line lender, and certain other financial institutions party thereto as lenders.

10.2*	Revised Schedule A - Amendment No. 4, dated as of August 6, 2020, among the Company, the Guarantors, Bank of America, N.A., as administrative agent and letter of credit issuer, Wells Fargo Bank, National Association as swing line lender, and certain other financial institutions party thereto as lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith
**Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 17, 2020	Boyd Gaming Corporation

	By:	/s/ Anthony D. McDuffie
Anthony D. McDuffie
Vice President and Chief Accounting Officer